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                                                                       EXHIBIT 5


                  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                          2001 ROSS AVENUE, SUITE 3000
                              DALLAS, TEXAS  75201


                                February 5, 1998


Camden Property Trust
3200 Southwest Freeway
Suite 1500
Houston, Texas  77027

         Re:  Camden Property Trust/Registration Statement on Form S-4

Gentlemen:

         We have acted as securities counsel to Camden Property Trust, a Texas real estate investment trust (the "Company"), in connection with the proposed merger (the "Merger") of Oasis Residential, Inc. ("Oasis") with and into Camden Merger Subsidiary II, Inc., a wholly owned subsidiary of the Company ("Camden Sub"), pursuant to the Agreement and Plan of Merger, dated December 16, 1997, by and among the Company, Camden Sub and Oasis, as amended by Amendment No. 1, dated as of February 4, 1998 (such agreement, as amended, the "Merger Agreement"). The Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 (the "Registration Statement") relating to the Common Shares of Beneficial Interest of the Company, par value $.01 per share (the "Common Shares"), and the Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Company, par value $.01 per share (the "Preferred Shares" and, together with the Common Shares, the "Shares"), to be issued to stockholders of Oasis pursuant to the Merger Agreement.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Amended and Restated Declaration of Trust of the Company and the Bylaws of the Company, as amended to date, (b) minutes of the proceedings of the Board of Trust Managers of the Company, (c) the Merger Agreement, and (d) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.
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Camden Property Trust
February 5, 1998
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         Based upon the foregoing, and subject to the assumption,
qualifications and limitations hereinabove and hereinafter stated, it is our opinion that the Shares have been duly authorized and, assuming (a) that the Registration Statement shall have been declared effective by the Commission,
(b) the Company, Camden Sub and Oasis shall have either satisfied all conditions to consummation of the Merger pursuant to the Merger Agreement or such conditions shall have been lawfully waived, and (c) the Shares issuable upon consummation of the Merger shall have been issued and delivered to the stockholders of Oasis in accordance with the Merger Agreement, we are of the opinion that the Shares, when issued, shall be validly issued, fully paid and nonassessable.

         This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

         We consent to the reference to our Firm under the headings "Legal Opinions" and "The Merger Agreement--Conditions to Consummation of the Merger" in the Joint Proxy Statement/Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this opinion, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, L.L.P.